Date Filed: February 21, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



                    THE TRACKER CORPORATION OF AMERICA, INC.
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             (Exact Name of Registrant as Specified in its Charter)


         Delaware                                                 86-0767918
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(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



 1120 Finch Avenue West, Suite 303, North York, Ontario, Canada       M3J 3H8
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         (Address of Principal Executive Offices)                     (Zip Code)


Registrant's Telephone Number, Including Area Code       (416) 663-8222
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ITEM 5:  OTHER EVENTS

         The Tracker Corporation of America has ceased operations due to a shortfall in funding and inability to meet supplier payment obligations. Jay Stulberg, Director, explained "On December 19, 2001 the Company announced that it had executed subscription agreements for the issuance of $150,000 in convertible debentures with a European investor Group and began negotiations on an Equity Credit Line. At the time of the Company's announcement the Group had already advanced $50,000 under the terms of the agreement. At the end of December, the Group advised that, due to a sudden lack of liquidity, there would be a delay in the third tranche of the funding promised. During January 2002 Tracker made every effort to secure this funding from the Group and pursued other avenues of short term financing that would enable the Company to meet short-term obligations. Unfortunately, due to the limited time the Company was afforded to find alternate means, and inflexibility from key suppliers on amounts overdue, the Company was forced to suspend operations indefinitely".

         Tracker also reached an out of court settlement with Tumi, a N.J. based manufacturer of luggage & accessories. Tracker had initiated a legal action claiming patent infringement and misappropriation of information in the Province of Ontario, Canada. Tracker agreed to drop the suit in return for Tumi agreeing to pay all legal costs incurred by Tracker.

         Carl Corcoran and Joseph Greenberg resigned as directors of Tracker on February 15, 2002. Jay Stulberg resigned as President and CFO, on February 15, 2002.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


   Date: February 21, 2002                    THE TRACKER CORPORATION
                                              OF AMERICA, a Delaware corporation


                                               By:    /s/ Jay Stulberg
                                                   -----------------------
                                                      Jay Stulberg
                                                      Director